UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 Wayzata Boulevard

Minneapolis, Minnesota 55416

(Address of principal executive offices, including zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RGS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On January 29, 2024, Regis Corporation (the “Company”) entered into a Tax Benefits Preservation Plan (the “Plan”) with Equiniti Trust Company, LLC, as Rights Agent. In connection with the Plan, the Board of Directors (the “Board”) of the Company authorized and declared a dividend distribution of one preferred share purchase right (a “Right”), for each common share, par value $0.05 per share (the “Common Shares”) outstanding on February 9, 2024 to the shareholders of record at the close of business on that date. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

The Plan was approved by the Board to mitigate the likelihood of an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company (the “Tax Benefits”) to offset future income. If the Company were to experience an “ownership change,” as defined in Section 382 of Code, the Company’s ability to fully utilize the Tax Benefits on an annual basis would be substantially limited, and the timing of the usage of the Tax Benefits could be substantially delayed, which could therefore significantly impair the potential value of those assets. The Plan is intended to act as a deterrent to any person or group acquiring “beneficial ownership” of 4.95% or more of the outstanding Common Shares, without the approval of the Board.

The following summary of the terms of the Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Exercise of Rights. On or after the Distribution Date, each Right would initially entitle the holder to purchase one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.05 per share (the “Preferred Shares”), for a purchase price of $73.00 (subject to adjustment) (the “Purchase Price”). Under certain circumstances set forth in the Plan, the Company may suspend the exercisability of the Rights.

Definition of Acquiring Person. An “Acquiring Person” is a person or group that, together with affiliates and associates of such person or group, acquires beneficial ownership of 4.95% or more of the Common Shares then outstanding, other than: (i) the Company, its subsidiaries and their respective employee benefit plans and persons holding Common Shares on behalf of such plans; (ii) any shareholder that, as of the time of the first public announcement of approval of the Plan, beneficially owns 4.95% or more of the Common Shares then outstanding, unless such person thereafter acquires an additional one percent 1% of the then-outstanding Common Shares, subject to certain exceptions (including pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares); (iii) a person who becomes an Acquiring Person solely as a result of the Company repurchasing Common Shares or a stock dividend, stock split, reverse stock split or similar transaction effected by the Company (unless and until such person acquires additional shares, other than in certain specified exempt transactions); (iv) certain shareholders who inadvertently or without knowledge of the terms of the Rights, becomes Acquiring Persons and who thereafter reduce the percentage of shares owned below 4.95%; (v) investment advisors to mutual funds, to the extent that such advisor does not hold and no single fund advised by such advisor holds 4.95% or more of the Company’s outstanding Common Shares, and (vi) any other Person that the Board of Directors determines is exempt from the Plan, so long as such determination is made prior to such time as such Person becomes an Acquiring Person.

Flip-In. In the event that any person or group becomes an Acquiring Person, then, upon the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such, all Rights that are, or (under certain circumstances specified in the Plan) were, beneficially owned by any Acquiring Person or its affiliates and associates and certain transferees thereof will be null and void.

Flip-Over. If, at any time after a Person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.

Exchange. At any time following the Stock Acquisition Date but before the time the Acquiring Person becomes the beneficial owner of 50% or more of the outstanding Common Shares, the Board may, at its option, exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment); provided, that no holder is entitled to receive pursuant to such exchange Common Shares that would result in a beneficial ownership of more than 4.95% of the Common Shares then outstanding.

Expiration. The Rights and the Plan will expire on the earliest of (i) the close of business on January 29, 2025 (or such later date as may be established by the Board of Directors prior to the Expiration Date as long as the extension is submitted to the shareholders of the Company for ratification at the next annual or special meeting of shareholders succeeding such extension), (ii) the time at which the Rights are redeemed or exchanged pursuant to the Plan, (iii) the time at which the Rights (other than Rights owned by an Acquiring Person) are exchanged pursuant to the Plan, (iv) the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary or desirable for the preservation of the Tax Benefits, or (v) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.

Redemption. At any time prior to such time as any Person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

Anti-Dilution Provisions. The Purchase Price payable, and the number of units of Preferred Shares or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.

Amendments. For so long as the Rights are then redeemable, any of the provisions of the Plan may be amended by the Board without the approval of any holders of the Rights (other than changes to the redemption price, which may not be amended). At any time when the Rights are not then redeemable, the provisions of the Plan may be amended by the Board to make changes which do not (i) adversely affect the interests of holders of Rights, (ii) cause the Rights again to become redeemable or (iii) cause the Plan to become otherwise amendable.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference. The Plan, specifying the terms of the Rights (as defined therein), is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Plan, the Board of Directors approved a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Minnesota on January 30, 2024. See the description of the Plan in Item 1.01 of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock.

The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The description of the Certificate of Designation herein does not purport to be complete and is qualified in its entirety by Exhibit 3.1.

Item 7.01. Regulation FD Disclosure.

On January 30, 2024, the Company issued a press release announcing the approval of the Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation of Series A Junior Participating Preferred Stock
4.1	Tax Benefits Preservation Plan, dated as of January 29, 2024, between Regis Corporation and Equiniti Trust Company, LLC (which includes the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Regis Corporation as Exhibit A to the Plan, the Form of Rights Certificate as Exhibit B to the Plan, and the Summary of Rights to Purchase Series A Junior Participating Preferred Stock as Exhibit C to the Plan).
99.1	Press Release, dated as of January 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

Certain statements made herein may be deemed “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts, including statements with respect to the Company’s net operating losses, tax attributes and impact of the Plan. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “will,” “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” “intend,” “looks forward to” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include our ability to comply with applicable national stock exchange listing requirements, potential timing and outcomes of suspension and delisting procedures and future trading or quotation of our common stock, and other potential factors that could affect future financial and operating results as set forth under Item 1A of our Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

/s/ Kersten D. Zupfer
Name: Kersten D. Zupfer
Title: Executive Vice President and Chief Financial Officer
Date: January 30, 2024

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